EXHIBIT 10.3

Grantee:	Grant Date:

Address:	Expiration Date:

Number of Shares:	Exercise Price per Share:
Incentive Option Number:

INCENTIVE STOCK OPTION AGREEMENT

                    This Incentive Stock Option Agreement ("Agreement") is made as of the grant date set forth above (the "Grant Date") between MANATRON, INC., a Michigan corporation ("Manatron"), and the grantee named above ("Grantee").

                    The Manatron, Inc. Stock Plan (the "Plan") is administered by the Compensation Committee of Manatron's Board of Directors (the "Committee"). The Committee has determined that Grantee is eligible to participate in the Plan. The Committee has granted stock options to Grantee, subject to the terms and conditions contained in this Agreement and in the Plan.

                    Grantee acknowledges receipt of a copy of the Plan and accepts this option subject to all of the terms, conditions and provisions of this Agreement and the Plan.

          1.          Grant.  Manatron grants to Grantee an option to purchase shares of Manatron's common stock, no par value ("Common Stock"), as set forth above. This option is an incentive stock option as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended. If the aggregate fair market value (determined at the time of grant) of the stock with respect to which incentive stock options are exercisable for the first time by Grantee during any calendar year exceeds $100,000, taking into account options under the Plan and all other stock option plans of Manatron, options exceeding the $100,000 limitation shall be considered nonqualified stock options.

          2.          Price.  The price of the shares of Common Stock to be purchased upon exercise of this option shall equal the Exercise Price per Share set forth above (subject to adjustment as provided in the Plan).

          3.          Term and Delayed Vesting.  The right to exercise this option shall vest as described below and shall terminate on the Expiration Date shown above, unless earlier terminated under the Plan by reason of termination of employment or officer status. Grantee's right to exercise this option shall vest as follows: __% of the shares subject to this option will vest on each anniversary date of the Grant Date (set forth above) beginning on the first anniversary of the Grant Date. The Committee may, in its sole discretion, accelerate the vesting of the option at any time before full vesting; provided, however, that if any such acceleration would cause a portion of the option not to qualify as an incentive stock option, the Committee may divide the option and stock issued upon exercise into incentive stock option shares and nonqualified option shares.

          4.          Exercise.  Grantee shall exercise this option by giving Manatron a written notice of the exercise of this option in the form of Exhibit A to this Agreement. The notice shall set forth the number of shares to be purchased. The notice shall be effective when received by the Chief Financial Officer at Manatron's main office, accompanied by full payment (as set forth below) of the option price. Manatron will deliver to Grantee a certificate or certificates for such shares: provided, however, that the time of delivery may be postponed for such period as may be required for Manatron with reasonable diligence to comply with any registration requirements under the Securities Act of 1933, the Securities Exchange Act of 1934, any requirements under any other law or regulation applicable to the issuance, listing or transfer of such shares, or any agreement or regulation of any applicable securities exchange or quotation system. If Grantee fails to accept delivery of and pay for all or any part of the number of shares specified in the notice upon tender or delivery of the shares, Grantee's right to exercise the option with respect to such undelivered shares shall terminate.

          5.          Payment by Grantee.  When exercising this stock option, Grantee shall pay Manatron in cash or, if the Committee consents, in previously owned shares of Manatron's common stock that were held by Grantee for at least six months or other consideration substantially equivalent to cash. Except as prohibited by law or regulation, the Committee, in its discretion, may permit payment of all or a portion of the exercise price in the form of a promissory note or installments according to terms approved by the Committee. The Committee may require security acceptable to the Committee.

          6.          Withholding.  Manatron shall be entitled to (a) withhold and deduct from Grantee's future wages (or from other amounts that may be due and owing to Grantee from Manatron), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, and local withholding and employment-related tax requirements attributable to the option under this Agreement, including, without limitation, the award, vesting or exercise of the option; or (b) require Grantee promptly to remit the amount of such withholding to Manatron before taking any action with respect to the option. Unless the Committee provides otherwise, withholding may be satisfied by withholding common stock to be issued upon exercise of this option or by delivery to Manatron of previously owned common stock of Manatron.

          7.          Transferability.  The Plan provides that this option is generally not transferable by Grantee except by will or according to the laws of descent and distribution, and is exercisable during Grantee's lifetime only by Grantee or Grantee's guardian or legal representative. Manatron may, in the event it deems the same desirable to assure compliance with applicable federal and state securities laws, place an appropriate restrictive legend upon any certificate representing shares issued pursuant to the exercise of this option, and may also issue appropriate stop transfer instructions to its transfer agent with respect to such shares.

          8.          Termination of Employment or Officer/Director Status.  This option shall terminate at the times provided in the Plan after the death or termination of the employment or officer or director status of the Grantee with Manatron or any of its subsidiaries.

          9.          Acceleration.  This option shall be immediately exercisable in the event of any Change in Control in Manatron. "Change in Control" is defined in the Plan.

          10.        Shareholder Rights.  Grantee shall have no rights as a shareholder with respect to any shares covered by this option until the date of issuance of a stock certificate to the Grantee for such shares.

          11.        Employment by Manatron.  The grant of this option shall not impose upon Manatron or any subsidiary any obligation to retain Grantee in its employ for any given period or upon any specific terms of employment. Manatron or any subsidiary may at any time dismiss Grantee from employment, free from any liability or claim under the Plan, unless otherwise expressly provided in any written agreement with Grantee.

          12.        Certifications.  Grantee hereby represents and warrants that Grantee is acquiring the option granted under this Agreement for Grantee's own account and investment and without any intent to resell or distribute the shares upon exercise of the option. Grantee shall not resell or distribute the shares received upon exercise of the option except in compliance with such conditions as Manatron may reasonably specify to ensure compliance with federal and state securities laws.

          13.        Effective Date.  This option shall be effective as of the date set forth at the top of this Agreement.

          14.        Amendment.  This option shall not be modified except in a writing executed by the parties to this Agreement.

          15.        Notice of Disqualifying Disposition.  Grantee agrees to notify Manatron if Grantee sells shares acquired through the proper exercise of this option within two years of the date of this option or within one year of the exercise of this option to enable Manatron to claim the deduction to which it will thereby become entitled.

          16.         Agreement Controls.  The Plan is incorporated in this Agreement by reference. Capitalized terms not defined in this Agreement shall have those meanings provided in the Plan. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the provisions of this Agreement shall control.

          17.        Corporate Changes.  In the event of any stock dividend, stock split or other increase or reduction in the number of shares of Common Stock outstanding, the number and class of shares covered by this option, and the exercise price, are subject to adjustment as provided in the Plan.

          18.        Administration.  The Committee has full power and authority to interpret the provisions of the Plan, to supervise the administration of the Plan and to adopt forms and procedures for the administration of the Plan, except as limited by the Plan or as may be necessary to assure that the Plan provides performance-based compensation under Section 162(m) of the Code. All determinations made by the Committee shall be final and conclusive.

          19.        Illegality.  The Grantee will not exercise this option, and Manatron will not be obligated to issue any shares to the Grantee under this option, if the exercise thereof or the issuance of such shares shall constitute a violation by the Grantee or Manatron of any provisions of any law, order or regulation of any governmental authority.

MANATRON, INC.

By
Paul R. Sylvester
President and Chief Executive Officer

GRANTEE

Signature

Print or type name

EXHIBIT A

Date

____________________
Chief Financial Officer
Manatron, Inc.
510 E. Milham
Portage, Michigan 49002

Dear _________:

I hereby exercise Option No. ___ granted to me on ___________ to the extent of ____ shares of Common Stock of Manatron, Inc. at an exercise price of $_____________.

Pursuant to the terms and conditions of that option, payment is made as follows:

Shares	Option Price	Total Cost

___________	$____________	$__________

1.	By surrendering shares of Common Stock of Manatron, Inc. _______ (please check if applicable)

2.	Cash_____(please check if applicable)

	Check payable to Manatron, Inc.:	Amount	$______________

3.	Cash equivalent _____ (please check if applicable)

I hereby represent to you that it is my intention to acquire these shares for investment and not for resale.

Very truly yours,

Signature of Grantee

Social Security Number

Other Name, if Joint Ownership